                                                                   EXHIBIT 10.12

                                   EXHIBIT A

        THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                                                                      Void after
                                                              September 23, 2002

                        SOFTWARE TECHNOLOGIES CORPORATION
              WARRANT TO PURCHASE 1,200,000 SHARES OF COMMON STOCK

               This Warrant is issued to Computer Sciences Corp. ("CSC") by Software Technologies Corporation, a California corporation (the "Company"), on March 23, 2000 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of that certain Warrant Purchase Agreement (the "Purchase Agreement") dated as of March 23, 2000.

               1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to 1,200,000 fully paid and nonassessable shares of the Common Stock of the Company, as more fully described below. The number of shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 8 hereof.

               2. Purchase Price. The per share purchase price for the Shares shall be the greater of (i) $14.00, as adjusted from time to time pursuant to
Section 8 hereof, or (ii) the price at which the Company sells shares to the public in the initial underwritten public offering of its common stock as reflected on the front cover page of the final prospectus for such offering (the "Exercise Price").

               3. Exercise Period. This Warrant may be exercised at the sole discretion of CSC (subject to the conditions set forth herein) after the earliest to occur (the "Exercise Date") of (i) the date of the filing of a registration statement under the Securities Act of 1933, as amended, in connection with the issuance and sale of shares of the Company's Common Stock in the Company's first underwritten public offering, (ii) the date of an agreement
(A) to sell or transfer all or substantially all of the Company's assets (an "Asset Sale"), or (B) pursuant to which the Company is to be acquired by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the

Company to persons or entities that were not shareholders of the Company prior to such transaction (a "Merger") or (iii) March 23, 2001; and this Warrant shall remain so exercisable until the earliest to occur (the "Termination Date") of
(x) September 23, 2002, (y) the date of the closing of the Company's Asset Sale, or (z) the date of the closing of the Company's Merger.

                        Starting on the Exercise Date, this Warrant shall be exercisable for that number of shares of the Company's Common Stock equal to the amount of such shares that have vested in accordance with the vesting schedule attached hereto as Schedule I, which is fully incorporated herein. The holder of this Warrant understands that this Warrant shall only become exercisable at such times as the milestones set forth in such vesting schedule are achieved. In the event that this Warrant has not become exercisable as to an aggregate of at least 1,200,000 shares on or prior to March 23, 2002, then (provided the Termination Date has not occurred) CSC shall be obligated to make a one-time payment to the Company equal to $2.2 million. Such payment shall be made by CSC to the Company by check or wire transfer no later than April 22, 2002. Any such payment made under this provision by CSC shall have no effect on the exercisability of any portion of this Warrant that had previously become exercisable.

                        To the extent that any shares will have vested under the Warrant at the time that CSC is required to make a one-time payment specified in this Section, CSC may utilize the "Net Exercise" provision in Section 5 herein to exercise that vested portion of the Warrant and, in lieu of receiving shares equal to the value of the portion of the Warrant being canceled (less the aggregate exercise price), forfeit the right to receive that number of shares that would be equivalent to the dollar amount of the one-time payment for which CSC is then obligated to make, based on the fair market value per share of the Common Stock as calculated in Section 5 herein.

                4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                      (a) the surrender of the Warrant (for notice of partial exercise, if not for the entire 1,200,000 shares), together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

                      (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

               5. Net Exercise. In lieu of cash exercising this Warrant, the holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

                                                   Y (A - B)
                                                   ---------
                                            X =        A

               Where

               X -- The number of shares of Common Stock to be issued to the holder of this Warrant.

               Y -- The number of shares of Common Stock as to which this Warrant is being exercised.

               A -- The fair market value of one share of the Company's Common Stock.

               B -- The Exercise Price (as adjusted to the date of such calculations).


               For purposes of this Paragraph 5, the fair market value of Common Stock shall mean the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market in which the Common Stock is traded or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Common Stock is not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per share as shall be determined in good faith by the Company's Board of Directors, or if CSC objects to such determination, by nationally recognized investment bankers mutually acceptable to Company and CSC. Notwithstanding the foregoing, in the event this Warrant is exercised pursuant to this paragraph after the date of the final prospectus for the Company's initial public offering and prior to the closing of such offering, the fair market value of the Common Stock shall be equal to the public offering price set forth on the cover of the Company's prospectus.

               6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within ten (10) days of the delivery of the subscription notice.

               7. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

               8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                      (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock or Common Stock as a dividend or distribution with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                      (b) Reclassification, Reorganization and Consolidation.
In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

                      (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

                9. Piggyback Registration Rights

                      (a) Piggyback Registration. Commencing one year following the closing date of the Company's IPO, if (but without any obligation to do so) the Company proposes to register any of its stock or other securities under the Securities Act of 1933, as amended, (the "Act") in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration pursuant to a Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Warrant Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall prior to the filing of any such registration, promptly give CSC written notice of such registration. Upon the written request of CSC given within ten (10) days after receipt of such notice by the Company, the Company shall, subject to the provisions of Section 9(b) below, cause to be registered under the Act any of the Shares that have then vested under the Warrant that CSC has requested to be registered. If CSC decides not to include all of its shares in any registration statement filed by the Company, CSC shall nevertheless continue to have the right to include any Shares that have then vested under the Warrant in any subsequent registration statement or registration statements as may be filed by the Company with respect to the offering of its stock or other securities under the Act, all upon the terms and conditions set forth herein.

                                (b) Underwriting Requirements. In connection
with any offering involving an underwriting of shares of the Company's capital stock in which CSC makes a written request pursuant to Section 9(a) hereof, the Company shall not be required under this Section 9 to include any of CSC's Shares in such underwriting unless CSC accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole reasonable discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including CSC's Shares, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole reasonable discretion is compatible with the success of the offering, then CSC may be excluded entirely if the underwriters make the determination described above and no other shareholder's securities are included, or then the Company shall be required to include in the offering only that number of such securities, including CSC's Shares, which the underwriters determine in their sole reasonable discretion will not jeopardize the success of the offering, but in no event shall the amount of securities of CSC included in the offering be reduced below ten percent (10%) of the total amount of securities included in such offering. Allocation of securities to be sold in any such offering shall be made on a pro-rata basis among any selling shareholders involved in such offering according to the total number of securities held by each such selling shareholder and entitled to inclusion therein on the basis of a registration rights agreement with the Company.

               10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

               11. No Stockholder Rights. Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

               12. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and its

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successors and assigns. This Warrant cannot be assigned by CSC without the express written consent of the Company. Notwithstanding the foregoing, this Warrant may be assigned, sold or otherwise transferred in whole or in part by CSC to an affiliate (as such term is defined in Rule 405 under the Securities Act of 1933) or successor of CSC, and such assignment, sale or transfer shall not require the consent of the Company so long as such assignment, sale or transfer complies with applicable laws, rules and regulations, and provided that CSC has provided the Company with prior written notice of any such transfer.

               13. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and CSC. Any waiver or amendment effected in accordance with this Section shall be binding upon CSC, each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

               14. Market Stand-off Agreement. The holder of this Warrant agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such holder during a period of time determined by the Company and its underwriters (not to exceed 180 days) following the effective date of the registration statement of the Company filed under the Act with respect to the Company's initial public offering. The holder of this Warrant further agrees to execute any standard lock-up agreement that the underwriters require in connection with such offering, provided that the lock-up period does not exceed 180 days. The Company may impose stop-transfer instructions with respect to the Common Stock (or securities) subject to the foregoing restriction until the end of said period.

               15. Governing Law. This Warrant shall be governed by the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California.

               16. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company, or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.


                                       SOFTWARE TECHNOLOGIES CORPORATION


                                       By: /s/ JAMES DEMETRIADES
                                          -------------------------------------
                                               James Demetriades
                                               Chief Executive Officer

                             Address:       404 E. Huntington Drive
                                            Monrovia, CA 91016

                                  SUBSCRIPTION


Software Technologies Corporation
Attention:  Corporate Secretary

               The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to Purchase Shares of Common Stock issued by Software Technologies Corporation and held by the undersigned, ___________ shares of Common Stock of Software Technologies Corporation.

               Payment of the exercise price per share required under such Warrant accompanies this Subscription.

                                     WARRANTHOLDER:

                                     COMPUTER SCIENCES CORPORATION


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------



                             Address:




Date:
     ---------------------

Name in which shares should be registered:
                                           ----------------------------------

                       SOFTWARE TECHNOLOGIES CORPORATION
                             404 E. HUNTINGTON DRIVE
                               MONROVIA, CA 91016


                                 March 23, 2000


Computer Sciences Corporation
2100 East Grand Avenue
El Segundo, CA 90245

        Re:    WARRANT TO PURCHASE SHARES OF COMMON STOCK

Ladies and Gentlemen:

        This is to confirm that the shares of Common Stock of Software Technologies Corporation, a California corporation (the "Company") that may be purchased upon exercise of that certain Warrant to Purchase Shares of Common Stock dated as of March 23, 2000 (the "Warrant") issued by the Company to Computer Sciences Corporation shall become exercisable in accordance with the Warrant Exercise Schedule attached hereto. This letter and the attached schedule are being provided pursuant to Section 3 of the Warrant.

                                  Sincerely,

                                  SOFTWARE TECHNOLOGIES CORPORATION



                                  By: /s/ JAMES DEMETRIADES
                                     ------------------------------------
                                  Title: Chief Executive Officer
                                        ---------------------------------


Agreed to:

COMPUTER SCIENCES CORPORATION



By: /s/ LEON J. LEVEL
   -----------------------------------------------
Title: Vice President and Chief Financial Officer
      --------------------------------------------

               STC WARRANT ISSUED TO COMPUTER SCIENCES CORPORATION
                            WARRANT EXERCISE SCHEDULE

--------------------------------------------------------------------------------------------------------
Category                    Activity                  Vesting Event             Number of Shares
                                                                                Vesting
--------------------------------------------------------------------------------------------------------
Market Offering             Market Offering #1        (#) CSC will create a     100,000
                                                      Market Offering to be
                                                      determined at a later
                                                      date which is mutually
                                                      agreeable to CSC and
                                                      STC.
--------------------------------------------------------------------------------------------------------
Market Offering             Market Offering #2        (#)CSC will create a      100,000
                                                      Market Offering to be
                                                      determined at a later
                                                      date which is mutually
                                                      agreeable to CSC and STC
--------------------------------------------------------------------------------------------------------
Market Offering             Market Offering #3        (#) CSC will create a     100,000
                                                      Market Offering to be
                                                      determined at a later
                                                      date which is mutually
                                                      agreeable to CSC and STC
--------------------------------------------------------------------------------------------------------
Field Engagement            Client Introductions      (*) CSC will make 100     9,000 per Client
                                                      opportunity               Introduction, up to an
                                                      introductions of an STC   aggregate of 900,000;
                                                      representative to CSC     provided that no
                                                      clients, each of which    shares shall vest
                                                      results, after the date   pursuant to Client
                                                      of the warrant, in a      Introductions until a
                                                      signed license between    minimum of 50 such
                                                      STC and such CSC client   Client Introductions
                                                      (such event being a       shall have occurred.
                                                      "Client Introduction")
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

(#) "Market Offering" is defined as the completion of the following: (1) STC software is "embedded" in market offering/repeatable/vertical solution that CSC takes to market; (2) STC is installed in the solution center showcasing the market offering; (3) Market offering personnel are trained in STC software; and
(4) CSC will issue a media announcement relating to these facts, which announcement shall be reasonably acceptable to STC. If CSC and STC cannot, after reasonable efforts, come to mutual agreement on what constitutes a "Market Offering," CSC may define the subject matter of a Market Offering (so long as such Market Offering meets the definition for Market Offering articulated above), notify STC of such Market Offering and submit a media announcement (subject to STC's approval, such approval not to be unreasonably withheld) regarding such Market Offering, at which time, the shares with respect to such Market Offering shall vest.

(*) The vesting event will have been achieved and the related portion of the Warrant shall become vested at such time as a Client Introduction has resulted in a signed license agreements with STC, each resulting in a minimum of $150,000 in license revenue to STC; provided, however, that in order for the corresponding portion of the Warrant to become exercisable, the vesting event must be achieved on or prior to March __, 2002. For license amounts with a single customer license amount greater than $150,000, additional customer credits will be given to CSC in multiples of $300,000 in license revenue to STC. The maximum number of credits that may be earned on a single customer is 20, which would be as a result of a customer providing license revenue to STC in the amount of $5,850,000, which would result in the vesting of 180,000 shares pursuant to this vesting schedule. However, such additional credits shall not be counted for purposes of calculating the minimum threshold of 50 Client Introductions, which threshold in order to be met must be achieved through 50 different CSC clients.

For purposes of defining a "Client Introduction," different operating units, divisions or affiliates of the same corporate entity, or different agencies within a governmental body, shall be determined to be separate Client Introductions, provided that to constitute separate Client Introductions, each discrete unit, division or affiliate either (a) signs a separate license with STC, or (b) purchases software from STC such that STC recognizes revenue in an amount greater than $150,000 from each discrete unit, division or affiliate. However, if the sole purpose of a license resulting from a Client Introduction is to connect two or more units, divisions or affiliates within a corporate entity, then such purchase would constitute one project, and therefore one Client Introduction for purposes of this schedule. For the avoidance of doubt and for illustrative purposes only, (a) an investment banking division and a retail banking division of the same corporate entity may be separate Client Introductions if each results in separate licenses with STC or each purchases software in an amount greater than $150,000; (b) NASA, the IRS, State Department, Army Logistics, Army Land Warrior, FBI, Los Angeles Police Department, Los Angeles Fire Department, etc., shall each be considered separate Client Introductions if each results in a separate license with STC or each purchases software in an amount greater than

$150,000; and (c) if a bank signs a single STC license for the purposes of integrating two separate units, divisions or affiliates within the bank entity, such project shall be considered a single Client Introduction because it resulted in only one signed license with STC, unless each separate unit purchases software in an amount greater than $150,000.